Exhibit 99.1

Investor Contact:
Edward Nebb
Euro RSCG Magnet
(212) 367-6848
ed.nebb@eurorscg.com

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Zeno Group
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Collegiate Funding Services, Inc. To Acquire
International Education Finance Corporation

- Gains Entry into Growing International Student Loan Market -

FREDERICKSBURG, Va., May 13, 2005 — Collegiate Funding Services, Inc. (Nasdaq: CFSI) announced today that it has entered into an agreement to acquire International Education Finance Corporation (“IEFC”), a leader in providing international student loan programs.

IEFC is a marketer of federally guaranteed and private education loans, serving both U.S. students going abroad and international students coming to the U.S. Since 1995, the company has helped more than 30,000 students finance their international education by generating more than $700 million of student loans via financial aid office and affinity relationships. During 2004, IEFC generated more than $180 million of total loan volume for origination. Collegiate Funding Services expects the transaction to be immediately accretive to earnings in 2005. The terms of the transaction were not disclosed, however, the purchase price was not material.

“IEFC provides CFS an entry into the rapidly growing market for international education finance solutions and extends our campus-based relationships,” said J. Barry Morrow, chief executive officer and president of Collegiate Funding Services. “Their network of relationships with school financial aid officials will complement our school channel, and their product offerings and overall operations are an excellent fit with our existing business. With the increasing globalization of the economy, and the resulting growth in demand for cross-border education, international education finance is an attractive market niche.”

The acquired business will operate as a division of Collegiate Funding Services under the direction of IEFC’s president and founder, Dwight Peterson.

“Since 1995, IEFC has helped school financial aid officers as they seek financing solutions for students pursuing international education opportunities,” said Peterson. “We believe that our existing school relationships and our commitment to the growing international education market complements CFS’ current in-school programs.”

About Collegiate Funding Services
Collegiate Funding Services is a leading education finance company dedicated to providing students and their families with the practical advice and loan solutions they need to help manage and pay for the cost of higher education. Collegiate Funding Services also offers a comprehensive portfolio of education loan products and services — including loan origination, loan servicing, and campus-based scholarship and affinity marketing tools — to the higher education community. From 1998 through March 31, 2005, Collegiate Funding Services had facilitated the origination of more than $19 billion in education loans. At March 31, 2005, the company managed more than $11 billion in student loans for more than 445,000 borrowers. For additional information, visit www.cfsloans.com or call 1-888-423-7562.

Forward-Looking Statements
This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, the words “looking forward,” “expects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. Among the key factors that may have a direct bearing on the company’s operating results, performance, or financial condition are (1) changes in terms, regulations, and laws affecting student loans and the educational credit marketplace, (2) changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, or (3) changes in interest rates and in the securitization or secondary markets for education loans. Important factors that could cause the company’s actual results to differ materially from the forward-looking statements the company makes in this release are set forth in the company’s filings with the Securities and Exchange Commission, including Exhibit 99.1 entitled “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2005. The company undertakes no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events unless the company has an obligation to do so under the federal securities laws.

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